Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) dated as of September 28, 2006, is entered into by and between STONEMOR PARTNERS L.P., a Delaware limited partnership (the “Company”), acting by its General Partner, STONEMOR GP LLC (a Delaware limited liability company), and SCI NEW MEXICO FUNERAL SERVICES, INC., an New Mexico corporation (“SCI”).

BACKGROUND

This Agreement is executed pursuant to that certain Asset Purchase and Sale Agreement dated as of September 28, 2006 (“Asset Purchase Agreement”) to which StoneMor Operating LLC, a subsidiary of the Company, and affiliates of SCI are party. SCI will receive, among other consideration, 275,046 common units of the Company plus $17.00 in lieu of the issuance of fractional Units pursuant to the Asset Purchase Agreement and wishes to provide registration rights under applicable securities laws with respect to such common units. This Agreement shall be of no force or effect unless there is a closing pursuant to the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

1. Definitions. For purposes of this Agreement:

(a) The term “90-Day Period” refers to the ninety (90) consecutive trading days after the effective date of the registration statement with respect to the Registrable Securities.

(b) The term “Applicable Ratio” refers to the percentage of the Registrable Securities that are sold during the 90-Day Period.

(c) The term “register,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”), and the declaration or ordering of effectiveness of such registration statement or document.

(d) The term “Registrable Securities” means (1) the 275,046 common units (“Common Units”) of the Company received by SCI pursuant to the Asset Purchase Agreement and (2) any Common Units of the Company issued as a stock dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Units.

(e) The term “Holder” means SCI and its direct and indirect parent and subsidiary entities and successors by operation of law.

(f) The term “Form S-3” means the Form S-3 registration statement under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (“SEC”) which replaces such form and permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Securities and Exchange Commission (“SEC”).

(g) The term “trading day” means a day on which The NASDAQ Stock Market is open for business.

(h) Any definitions set forth in the Asset Purchase Agreement shall continue to apply to this Agreement (except as otherwise provided in this Agreement).

2. Registration.

(a) On July 1, 2007 (the “Proposed Filing Date”) and provided the Company is eligible to file a Form S-3 on the date of filing, the Company will file a Form S-3 with the SEC with respect to the resale of the Registrable Securities received by the Holder pursuant to the Asset Purchase Agreement and will use reasonable efforts to have the SEC declare such Form S-3 effective. If on the Proposed Filing Date the Company is not eligible to file a Form S-3, the Company will, as soon as practicable thereafter, file a registration statement on such other form that is then available to the Company with respect to the Registrable Securities and will use reasonable efforts to have the SEC declare such registration statement effective. The Company’s obligation under Section 2(a) is conditioned upon the Holder providing to the Company all of the information with respect to the Holder required by the SEC in a registration statement filed pursuant to the Act.

(b) Notwithstanding the foregoing, the Company shall have the right to delay the filing of a registration statement required to be filed under this Section 2, if the Company shall furnish the Holder a certificate signed by an executive officer of the Company (which certificate shall be held in confidence by the Holder) (i) stating that in the good faith judgment of the management of the Company an undisclosed material event has occurred and is continuing or is likely to occur within ninety (90) days the public disclosure of which would have a material adverse effect on the Company or on a proposed material transaction involving the Company or a substantial amount of its assets and (ii) describing in reasonable detail the undisclosed material event. The filing of the registration statement may be delayed by the Company pursuant to this Section 2(b) until such time as the undisclosed material event referred to in the certificate shall have been publicly disclosed or shall have ceased to be material, but in no event more than ninety (90) days after receipt of the demand registration request from the Holder; provided, however, that the Company may not utilize this right more than once in any twelve month period.

3. Distribution Adjustment. Commencing as of January 1, 2007, the Company shall guarantee a minimum cash distribution return on the Registrable Securities of 9% per annum (based upon the $5,875,000 valuation set forth in the Asset Purchase Agreement) until such Registrable Securities may first be publicly sold without restriction other than those restrictions customarily set forth in the form of registration statement on which the Registrable Securities are registered or pursuant to Rule 144(k) of the Act. The minimum payment guaranteed pursuant to paragraph (i) above shall be paid by the Company to the Holder monthly beginning thirty (30) days after January 1, 2007 and shall continue to be paid monthly until the registration statement is declared effective (with any portion of a monthly payment being paid by the Company on a pro rata basis on the date that such registration statement is declared effective). Any cash dividend or other distribution of cash or any security or other property that may be readily converted into or liquidated for cash that is received by the Holder with respect to the Registrable Securities during the period beginning on the

Projected Effective Date and ending on the date that the registration statement with respect to the Registrable Securities is declared effective shall be credited against the guaranteed minimum 9% per annum yield that is required to be paid to the Company hereunder.

4. Market Price Adjustment.

(a) Provided the Holder complies with its obligations under this Agreement (including, but not limited to, Section 6 hereof), the Company shall pay to the Holder in cash, as additional purchase price for the assets acquired pursuant to the Asset Purchase Agreement, any excess of the product of the Applicable Ratio multiplied by $5,875,000, over the sum of the following:

(i) if the offering of the Registrable Securities is not underwritten, the actual aggregate gross sale proceeds (before brokerage commissions or other sale expenses) received for the Registrable Securities which are sold during the 90-Day Period; or

(ii) if the offering of the Registrable Securities is underwritten, the price paid to the Holder for the Registrable Securities by the underwriter;

(iii) plus, whether clause (i) or clause (ii) applies, all cash dividends or other distributions received by the Holder with respect to the Registrable Securities which are sold during the 90-Day Period, including any guaranteed minimum payments made pursuant to Section 3 hereof.

(b) Notwithstanding the foregoing, the liability of the Company under this Section 4 shall only apply to Registrable Securities actually sold by the Holder during the 90-Day Period.

5. Delayed Registration. If, despite the Company’s reasonable efforts, the SEC does not declare a registration statement with respect to the Registrable Securities effective within twelve (12) months of the Closing Date under the Asset Purchase Agreement (whether on a Form S-3 or otherwise), the Company shall make available to the Holder Rule 144 under the Act to permit sales to occur pursuant to that rule starting one year after closing under the Asset Purchase Agreement.

6. Sale or Other Disposition of Registrable Securities by Holder. The Holder agrees to sell or otherwise dispose of the Registrable Securities in a reasonable and business-like manner so as to avoid materially affecting the public trading price of the Common Units and will take no action which might create a short position with respect to the Common Units (whether before or after the effective date of the Registration Statement), either directly or indirectly (such as through a collar or other guaranty agreement with a brokerage firm or investment banker or an equity line agreement which might cause a third party to create a short position). Holder also agrees that Holder will not sell more than 5,000 Common Units on any given trading day without permission of the Company, and will not use more than one broker to sell the Common Units on any given trading day. Notwithstanding the foregoing, the 5,000 Common Unit limitation on sales on any given trading day shall not apply if the Holder elects to sell the Registrable Securities through a broker recommended by the Company. If the Company elects to have the Registrable Securities sold or otherwise distributed by the means of an underwritten public offering, the Holder will enter into an underwriting agreement in customary form and perform its obligations under such an agreement, provided the Holder shall not be obligated to deal with any underwriter other than the following:

Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Raymond James & Associates, Inc. or other underwriters reasonably acceptable to the Holder.

7. After Registration.

(a) After registration of the Registrable Securities, the Company shall:

(i) subject to Section 7(b) hereof, keep the registration statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Holder for a period of one year from the date the registration statement is declared effective by the SEC, or for such shorter period that will terminate when (A) the Registrable Securities are first eligible to be sold pursuant to Rule 144(k) under the Act, or (B) all of the Registrable Securities covered by the registration statement have been sold pursuant to the registration statement or cease to be outstanding or otherwise Registrable Securities (the “Effectiveness Period”);

(ii) furnish to the Holder such numbers of copies of a prospectus as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder;

(iii) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(iv) notify the Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(v) notify the Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto can no longer be used by virtue of the provisions of Section 10(a)(3) of the Act.

(b) After registration of the Registrable Securities, the Holder shall sell the Registrable Securities in compliance with applicable law. If the Holder receives a notice pursuant to Section 7(a)(iv) or Section 7(a)(v), the Holder shall immediately cease offering or selling the Registrable Securities until the Company advises the Holder that the prospectus and, if necessary, the registration statement with respect to the Registrable Securities, has been amended or supplemented. In the event of such notice, the Effectiveness Period shall be extended for the period that the Holder was unable to offer or sell the Registrable Securities. The Holder shall notify the Company when all of the Registrable Securities have been sold so that the Company can terminate any registration statement relating thereto then in effect.

8. Holder Furnished Information. It shall be a condition precedent to all of the obligations of the Company to take any action pursuant to this Agreement that such Holder shall furnish to the Company such written information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

9. Expenses. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company. Notwithstanding the foregoing, all underwriting discounts and commissions, brokerage commissions, transfer taxes, other similar selling expenses, and any legal fees and expenses of attorneys or other advisors or agents of the Holder, shall be borne by the Holder. Nothing contained in this Section 9 shall affect the Company’s obligations (if any) under Section 4 entitled “Market Price Adjustment.”

10. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”) (collectively the “Indemnified Persons”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such is not corrected in the final prospectus), or (iii) any violation or alleged violation by the Company in connection with the registration of Registrable Securities of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act. Notwithstanding the foregoing, the Company shall not be liable to any Indemnified Person to the extent that any such loss, claim, damage, liability (or action in respect thereof) or arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Company by or on behalf of the Holder, for use in the preparation of the registration statement or (ii) the failure of the Holder to comply with any legal requirement applicable to the Holder to deliver a copy of a prospectus or any supplements or amendments thereto after Company has made such documents available, and it is established that delivery of such prospectus, supplement or amendment would have cured the defect giving rise to such loss, claim, damage or liability.

(b) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, StoneMor GP LLC, and each of its directors and officers, each person, if any, who controls the Company or StoneMor GP LLC within the meaning of the Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation in each case to the extent (and only to the extent) that (i) such Violation occurs in reliance upon and in conformity with written information furnished by the Holder for use in connection with such registration; or (ii) the failure of the Holder to comply with any legal requirement applicable to the Holder to deliver a copy of a prospectus or any supplements or amendments thereto after Company has made such documents available, and it is established that delivery of such prospectus, supplement or amendment would have cured the defect giving rise to such loss, claim, damage, liability or expense.

(c) Promptly after receipt by an Indemnified Person of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall relieve such indemnifying person of any liability to the indemnified party under this Section 10. Upon assuming the defense of any action, the indemnifying party shall thereafter have no liability for any attorney’s fees or other defense costs or expenses incurred by the Indemnified Person.

(d) The obligations of the Company and Holder under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement or otherwise.

11. General.

(a) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and delivered in the manner set forth in the Asset Purchase Agreement.

(b) Parties in Interest. The Holder may not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the Company. This Agreement shall bind, benefit, and be enforceable by and against the entities which are parties hereto, and their respective successors at law.

(c) Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

(d) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

(e) Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

(f) References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

(g) Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. IN VIEW OF THE FACT THAT EACH OF THE PARTIES HERETO HAVE BEEN REPRESENTED BY THEIR OWN COUNSEL AND THIS AGREEMENT HAS BEEN FULLY NEGOTIATED BY ALL PARTIES, THE LEGAL PRINCIPLE THAT AMBIGUITIES IN A DOCUMENT ARE CONSTRUED AGAINST THE DRAFTSPERSON OF THAT DOCUMENT SHALL NOT APPLY TO THIS AGREEMENT.

(h) Entire Agreement; Amendment, Supplement, Waiver or Termination. This Agreement along with the Asset Purchase Agreement (and all other documents executed in connection therewith) constitute the entire understanding of the parties with respect to the subject manner thereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements with respect of the subject matter contained therein. No amendment, supplement, waiver, or termination of this Agreement, in whole or in part, shall be effective unless in writing and signed by the party against whom enforcement is sought and no written waiver by any party shall be used as a precedent for future waivers.

(i) Jurisdiction and Process. In any action between any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the State of Delaware; (b) if any such action is commenced in a state court other than the State of Delaware, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with the Asset Purchase Agreement.

(j) No Third-Party Beneficiaries. No provision of this Agreement shall be construed to confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any individual or entity other than the parties hereto, and there are no third party beneficiaries of this Agreement.

(k) Agreement Void If No Closing Under Asset Purchase Agreement. This Agreement shall be null and void and have no force or effect if there is no closing under the Asset Purchase Agreement.

In Witness Whereof, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

STONEMOR PARTNERS L.P., a Delaware limited partnership,

By: STONEMOR GP LLC, its General Partner

/s/ Paul Waimberg
By:	Paul Waimberg
Title:	Vice President

SCI NEW MEXICO FUNERAL SERVICES, INC., a New Mexico corporation

/s/ Michael D. Lehmann
By:	Michael D. Lehmann
Title:	Vice President